UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2026

UBER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38902	45-2647441
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1725 Third Street

San Francisco, California 94158

(Address of principal executive offices, including zip code)

(415) 612-8582

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	UBER	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2026, Uber Technologies, Inc. (the “Company”) announced that Nikki Krishnamurthy, Chief People Officer, has stepped down from her role. Ms. Krishnamurthy will serve as an advisor to the Company through a transition period.

Jill Hazelbaker, currently Chief Marketing Officer and Senior Vice President, Communications & Public Policy, will assume a new role of President & Chief Corporate Affairs Officer, effective immediately. In this new role, Ms. Hazelbaker will assume Ms. Krishnamurthy’s previous responsibilities, as well as oversight of the Company’s Safety Operations function.

Dara Khosrowshahi, CEO, said: “When I joined Uber, I knew we needed to evolve—preserving our entrepreneurial spirit while building a company that consistently does the right thing. Nikki was one of my first calls because she embodies that balance of candor, collaboration, and determination. She has been a trusted partner, mentor, and friend, and her impact on Uber’s culture and trajectory will be lasting. I am deeply grateful for her many contributions.”

He continued: “As we enter a period of rapid change—from advances in AI to the growth of autonomous vehicles—how we show up and deliver matters more than ever. Jill brings the experience, judgment, and execution focus to meet that moment. She is a proven leader who translates priorities into results, and I am confident she will continue to strengthen how we grow, operate, and build trust globally.”

Ms. Hazelbaker, 44, has served as Chief Marketing Officer and Senior Vice President, Communications & Public Policy, since June 2019. She was Senior Vice President, Communications and Public Policy from 2017 to 2019. From 2015 to 2017, Ms. Hazelbaker served as Vice President, Communications and Public Policy. Prior to joining Uber, Ms. Hazelbaker was Vice President, Communications and Public Policy of Snap Inc., a social media company, from October 2014 to October 2015. From January 2010 until October 2014, Ms. Hazelbaker held senior communications and public policy roles at Google. Prior to joining Google, Ms. Hazelbaker served as Press Secretary to Mayor Michael Bloomberg’s re-election campaign in New York City in 2009 and as the Communications Director for Senator John McCain’s U.S. presidential campaign from 2007 to 2008.

There are no arrangements or understandings between Ms. Hazelbaker and any other person pursuant to which Ms. Hazelbaker was appointed as President & Chief Corporate Affairs Officer of the Company. There are no family relationships between Ms. Hazelbaker and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Hazelbaker Promotion Award

In connection with her promotion to President & Chief Corporate Affairs Officer, Ms. Hazelbaker will receive a restricted stock unit award of $3,750,000, which is subject to time-based and performance-based vesting conditions, and a stock option award of $1,250,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBER TECHNOLOGIES, INC.

Date: May 11, 2026	By: /s/ Dara Khosrowshahi
Dara Khosrowshahi
Chief Executive Officer